Exhibit 10(iii)A(c)

AMENDMENT NO. 2

TO

ACUITY BRANDS, INC. 2001 NONEMPLOYEE DIRECTORS’

STOCK OPTION PLAN

THIS AMENDMENT made as of the 19th day of December, 2006, by ACUITY BRANDS, INC. (the “Company”):

W I T N E S S E T H

WHEREAS, the Company has previously established the Acuity Brands, Inc. 2001 Nonemployee Directors’ Stock Option Plan (“Plan”) to provide nonemployee directors an opportunity to purchase stock in the Company; and

WHEREAS, the Company now desires to amend the Plan in the manner provided below;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.

Section 5 of the Plan is hereby amended to modifying current Sections 5.1 and 5.2 to read as follows:

“5.1 Initial Grant. An Option to purchase 1,500 Shares, subject to adjustment as provided in Section 7, shall be granted to each Nonemployee Director on December 3, 2001, provided that effective November 30, 2006, a newly elected Nonemployee Director shall not receive such grant. The purchase price of each Option shall be as provided in this Section 5 and such Options shall be evidenced by an Agreement containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board.

5.2 Annual Grant. Prior to November 30, 2006, an option to purchase 1,500 Shares, subject to adjustment as provided in Section 7, shall be granted to each Nonemployee Director on the date of the annual meeting of the stockholders of the Company each year that the Plan remains in effect pursuant to its terms. The purchase price of each Option shall be as provided in this Section 5 and such Options shall be evidenced by an Agreement containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board.”

2.

This Amendment No. 2 shall be effective as of November 30, 2006. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its duly authorized officer as of the date first above written.

ACUITY BRANDS, INC.

/s/ Vernon J. Nagel
Vernon J. Nagel
Chairman, President, and Chief
Executive Officer

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